                                           EXHIBIT 10.1

Principal Sum:  U.S. $4,000,000.00
Due Date:  July 29, 1997
Done at Wichita, Kansas

                   NEGOTIABLE PROMISSORY NOTE

     On this day of July, 1997, for good and valuable consider-

ation, the receipt and sufficiency of which is hereby acknowledged GREAT LAKES AVIATION, LTD., an Iowa corporation, with its principal place of business at 1965 330th Street, Spencer, Iowa 51201 (hereinafter "Debtor"), unconditionally promises to pay to the order of RAYTHEON AIRCRAFT CREDIT CORPORATION (hereinafter "Secured Party") or its assigns, the sum of Four Million and 00/100 United States Dollars (U.S. $4,000,000.0d) (hereinafter "Principal Sum"), together with accrued interest at the applicable Interest Rate specified below and such other charges and fees as herein provided. This Negotiable Promissory Note is sometimes hereinafter referred to as the "New Promissory Note" or the "Agreement".

     For such purpose. as hereinafter specified, the "Commencement Date" of this New Promissory Note shall be July 11, 1997. The period of time from the "Commencement Date" through the "Due Date" is herein referred to as the "Financing Term". The Principal Sum and accrued interest shall be repaid by Debtor to Secured Party in one payment on demand or no later than July 29, 1997, hereinafter "Due Date", in accordance with the terms and subject to the conditions specified below:

     1. INTEREST RATE. In addition to Debtor's repayment of the Principal Sum, Debtor shall pay interest to Secured Party on the unpaid balance of the Principal Sum at the applicable rate of interest hereinafter specified. Debtor's payment of accrued interest shall be made in conjunction with its payment of principal as specified below in Section 2. The applicable rate of interest throughout the Financing Term shall be eight point five percent (8.5%) per annum. All interest shall be calculated on the basis of a 360-day year and actual days outstanding.

     2. PAYMENT OF PRINCIPAL AND INTEREST. The Principal Sum shall be repaid by Debtor to Secured Party, together with accrued interest at the applicable Interest Rate specified above in Section 1, in one payment due on demand or no later than July 29, 1997.

     3. REPAYMENT AND PREPAYMENT. The aforesaid payment of principal and interest shall be made to Secured Party at its office in Wichita, Kansas.
 Debtor's payment hereunder, when received, shall be applied first to the payment of accrued and unpaid interest (computed upon the unpaid balance of the Principal Sum) and any late payment charges owed as of the date such payment is received by Secured Party (if any), and the remainder of Debtor's payment shall be applied to payment of the unpaid Principal Sum. The unpaid Principal Sum and all accrued interest must be paid in full on the Due Date. Debtor may prepay the unpaid balance of the Principal Sum in part or in full at any time and without any penalty.

     4. LATE PAYMENT CHARGE. In the event Debtor is late in making the payment due hereunder as specified above, a late payment charge in an amount equal to one and one-half percent (1/2%) of the amount of the delayed payment shall be assessed against Debtor and added to the amount of the delayed payment due hereunder for the purpose of defraying Secured Party's expenses incident to handling the delinquent payment. Any late payment charge assessed against Debtor shall be immediately due and payable to Secured Party. The late payment charge shall be in addition to, and not in lieu of, any other remedy provided to Secured Party in this Agreement for default by Debtor.

     5. SECURED TRANSACTION. To secure the payment of Debtor's obligation hereunder and any and all other indebtedness owed by Debtor to Secured Party (whether now existing or hereafter arising), as well as any renewals, extensions or changes in the form of said obligation or indebtedness, Debtor has contemporaneously herewith executed a Pledge And Assignment Agreement (hereinafter "Pledge Agreement") and a Security Agreement And Encumbrance Against Air Carrier Aircraft Engines, Propellers, Appliances And Spare Parts (hereinafter "Security Agreement") granting to Secured Party a security interest in the following property:

     All accounts receivable of Debtor, of any kind or nature, now existing or hereafter arising, whether arising out of or pertaining in any manner to the business operations of Debtor, and all proceeds, renewals, replacements, additions or substitutions thereof, including but not limited to all of Debtor's right, title and interest in and to the entire net settlement amounts of passenger revenue, air freight, nontransportation, IATA, UATP, and other receipts, payments and revenues which are or shall be received for the account of and are or shall become payable to Debtor by Airlines Clearing House, Inc., including but not limited to all amounts payable The Chase Manhattan Bank, N.A., as agent for Airlines Clearing House, Inc. Any funds received by Debtor from the Brazilian government every six months shall be excluded from the foregoing.

     All of Debtor's air carrier aircraft engines, propellers, appliances, spare parts, avionics, accessories, instruments, rotables, equipment (including ground support equipment), subassemblies, tools, kits, consumables, components and related items for installation in or use in connection with Debtor's
     Beechcraft

     Model 1900 type airplanes now owned or hereinafter acquired by Debtor (hereinafter collectively
     "Spare Parts").

     All of the foregoing is collectively referred to as the "Collateral".

     6. PURPOSE OF LOAN. Debtor warrants and represents to Secured Party that this loan is for business, commercial or agricultural purposes and not primarily for personal, family or household purposes.

     7. DEBTOR'S DEFAULT. The parties agree that Debtor's failure to pay this New Promissory Note on or before the earlier of demand or the Due Date shall constitute an "Event of Default". Should an Event of Default occur, Secured Party may employ all remedies allowed by law, including declaring all indebtedness or liability of Debtor under this New Promissory Note or otherwise owed to Secured Party, immediately due and payable. After the payment of all principal, interest and late payment charges due under this Agreement, the balance of the proceeds of the Collateral, if any, may be applied to the payment of any or all other indebtedness which Debtor owes Secured Party, regardless of whether such indebtedness is due or not. Debtor shall be liable for any deficiency in its financial obligation under this Agreement after application of ~such proceeds. Debtor agrees to pay the reasonable attorneys' fees incurred by Secured Party.

     8. OBLIGATION TO MAKE PAYMENTS. Debtor acknowledges and agrees that its obligation to make the payment due and owing under the provisions hereof shall be absolute and unconditional and to the extent permitted by applicable law shall not be affected by any circumstance whatsoever, including, without limitation (a) any setoff, counterclaim, defense or other right which Debtor may have against Secured Party or any other person or entity for any reason whatsoever; (b) any liens or rights of others with respect to the Collateral; (c) the invalidity or unenforceability or lack of due authorization of this Agreement or any lack of right, power or authority of Debtor or Secured Party to enter into this Agreement; (d) any insolvency, bankruptcy, reorganization or similar proceedings by or against Debtor or any other person or entity; or (e) any other cause whether similar or dissimilar to the foregoing, any present or future law notwithstanding, it being the intention of the parties hereto that the payment being payable by Debtor hereunder shall continue to be payable in all events in the manner and at the time provided herein. Such payment shall not be subject to any abatement, setoff or reduction for any reason whatsoever, including any present or future claims by Debtor against Secured Party under this Agreement or otherwise. To the extent permitted by applicable law, Debtor hereby waives any rights which it may now have or which may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Agreement except in accordance with the terms hereof.

     9. WAIVERS. Debtor hereby waives any requirements pertain-ing to presentment, notice of dishonor, and all other notices or demands in connection with the delivery, acceptance, performance or default of this New Promissory Note. No waiver of any covenant, warranty or condition of this Agreement, nor of any breach or default hereunder, shall be effective for any purpose whatsoever unless such waiver is in writing and signed by an officer of Secured Party. It is expressly agreed that Secured Party's waiver of any breach or default by Debtor shall constitute a waiver only as to such particular breach or default and not a waiver of any future breach or default.

     10. LEGAL, VALID, BINDING AND ENFORCEABLE OBLIGATION. Debtor represents and warrants to Secured Party that this New Promissory Note, upon execution and delivery, will constitute the legal, valid and binding obligation of Debtor and shall be enforceable in accordance with its terms. Debtor agrees to furnish Secured Party with written legal opinions, satisfactory in form and substance to Secured Party, verifying the aforesaid representation and warranty.

     11. CHANGES OF ADDRESS. Debtor shall immediately notify Secured Party in writing of any change of address from that shown in this Agreement.

     12. GOVERNING LAW AND FORUM CHOICE. THIS AGREEMENT WAS MADE AND ENTERED INTO IN THE STATE OF KANSAS AND IN THE LAW GOVERNING THIS TRANSACTION SHALL BE THAT OF THE STATE OF KANSAS AS IT MAY FROM TIME TO TIME EXIST. THE LAW OF THE STATE OF KANSAS SHALL APPLY TO ANY AND ALL MATT5RS ARISING FROM OR RELATED TO THIS AGREEMENT AND TRANSACTION, INCLUDING ANY ACTIONS UNDERTAKEN BY SECURED PARTY SHOULD AN "EVENT OF DEFAULT" OCCUR, SUCH AS AN ACTION TO OBTAIN POSSESSION OF AND FORECLOSE UPON COLLATERAL, AND ALL OTB R REMEDIES WHICH MAY BE AVAILABLE INCLUDING SEEKING A DEFICIENCY JUDGMENT AGAINST DEBTOR. THE PARTIES AGREE THAT ANY LEGAL PROCEEDING BASED UPON THE PROVISIONS OF THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN EITHER THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF KANSAS AT WICHITA, KANSAS. OR IN THE EIGHTEENTH JUDICIAL DISTRICT COURT OF SEDGWICK COUNTY, KANSAS, TO THE EXCLUSION OF ALL OTHER COURTS AND TRIBUNALS, NOTWITHSTANDING THE ABOVE, IN THE EVENT AN "EVENT OF DEFAULT" SHOULD OCCUR. SECURED PARTY (AT ITS SOLE OPTION) MAY INSTITUTE A LEGAL PROCEEDING IN ANY JURISDICTION AS MAY BE APPROPRIATE IN ORDER FOR SECURED PARTY TO OBTAIN POSSESSION OF AND FORECLOSE UPON THE COLLATERAL. THE PARTIES HEREBY COULD AGREE TO BE SUBJECT TO THE JURISDICTION OF THE AFORESAID COURTS IN SUCH PROCEEDINGS.

     13. ENFORCEABILITY. The provisions of this Agreement shall be severable and, if any Provisions are for any reason determined to be invalid, void or unenforceable, in whole or in part, the remaining provisions shall remain in full force and effect; provided that the purpose of the remaining valid, effective and enforceable provisions is not frustrated; and provided further that no party is substantially and materially prejudiced thereby.

     14. ASSIGNABILITY. Secured Party shall have the absolute right to assign, transfer or sell any of its rights under this New Promissory Note to any party of its choosing upon giving written notice thereof to Debtor. Debtor may not assign or delegate any of its rights or obligations hereunder without the prior written consent of Secured Party.

     15. BINDING AGREEMENT. All obligations of Debtor hereunder shall bind the heirs, legal representatives, successors and assigns of Debtor. If there be more than one Debtor hereunder, their liabilities shall be joint and several. All rights of Secured Party hereunder shall inure to the benefit of its successors and assigns.

     16. MODIFICATION. This Agreement shall not be changed orally, but only in writing signed by the parties hereto.

     17. NOTICES. Any notice pertaining to this Agreement shall be deemed sufficiently given if personally delivered or sent by registered or certified mail, return receipt requested, to the party to whom said notice is to be given, or sent via telecopy with oral confirmation from a person at the receiving office that the transmission has been received. Notices sent by registered or certified mail shall be deemed given on the third day after the date of postmark. Notices hand delivered shall be deemed given on the date delivered, Notices forwarded by telecopy shall be deemed given upon the foregoing oral confirmation that the transmission has been required. Notices sent overnight carrier shall be deemed delivered the day after being forwarded. Until changed by written notice given by either party, the addresses of the parties shall be as follows:

     Debtor:   Great Lakes Aviation, Ltd.
               Attn.  Chairman
               1965 330th Street
               Spencer, Iowa 51301
               Telephone:  (712) 262-1000
               Telefax:  (712) 262-1001

Secured Party: Raytheon Aircraft Credit Corporation
               Attn:  President
               10511 East Central
               Wichita, Kansas 67206
               Telephone:  (316) 676-8471
               Telefax:  (316) 676-6975

The designated addresses of both parties must be located within the United States of America and allow for overnight air carrier delivery and served by telecopy transmission service twenty-four (24) hours daily.

     18. SIGNATORY AUTHORITY. The undersigned officer of Debtor verifies and warrants that he/she has read this New Promissory Note in its entirety, that he/she understands its provisions and purpose, and that he/she has full authority to sign and deliver the same on behalf of Debtor and to bind Debtor, as a corporation, thereto.

     In witness of the foregoing, Debtor has caused its duly authorized officer to execute and deliver this Agreement at Wichita, Kansas on the day and year herein stated.

                                       GREAT LAKES AVIATION, LTD.

                                       By:    /s/ Douglas G. Voss
                                            -------------------------
                                            Douglas G. Voss
                                            Chairman
                                                  "Debtor"

STATE OF  ____________________)
                              ) ss:
COUNTY OF ___________________ )

     This instrument was acknowledged before me on the _____ day of July, 1997, by Douglas G. Voss, who is the Chairman of Great Lakes Aviation, Ltd., on behalf of the corporation.

                                  ______________________________
                                  Notary Public

                                  ______________________________
                                  My Commission Expires:

Raytheon Aircraft Credit Corporation
P.O.  Box 85
Wichita, KS  67201-0085
Tclephone:  316-676-7100
Fax:  310-676-6975
Telex 203603 Beech UR

John S. Myers
Vice President

April 17, 1998

Great Lakes Aviation, Ltd..
Attn.:  Mr. Doug Voss
1708 38th Ave. W.
Spencer, IA 51301-2544

RE:  $4,000,000.00 Negotiable Promissory Note

Dear Mr.  Voss:

Reference is made to a certain Negotiable Promissory Note in the amount of $4,000,000. dated July 11, 1997 and amended July, 31, 1997 and January 1, 1998 between Great Lakes Aviation, Ltd. and Raytheon Aircraft Credit Corp.
(RACC).

RACC hereby extends the due date on the Negotiable Promissory Note from
     (1) February 28, 1998 to March 31, 1998;
     (2) March 31, 1998 to April 30, 1998;
     (3) April 30, 1998 to May 31, 1998 and
     (4) May 31, 1998 to June 30, 1998.

Sincerely,

 /s/ John S. Myers
Mr. John S. Myers
Vice President

                                                         EXHIBIT 10.2

                PLEDGE AND ASSIGNMENT AGREEMENT

     This Pledge And Assignment Agreement ("Pledge Agreement") is made and entered into on this 11th day of July, 1997, by and between Great Lakes Aviation, Ltd., an Iowa corporation with its offices at 1965 330th Street, Spencer, Iowa 51301 ("Debtor") and Raytheon Aircraft Credit Corporation, a Kansas corporation with its offices at 9709 East Central, Wichita, Kansas 67206 ("Secured Party").

     WHEREAS, Debtor and Secured Party have entered into a certain Agreement Pertaining To Loans and Leases ("New Loan Agreement") contemporaneously with the execution of this Pledge Agreement, under the terms of which Secured Party has agreed, among other things, to loan the sum of $4,000,000.00 to Debtor in accordance with the provisions of a certain Negotiable Promissory Note ("New Promissory Note") appended to the New Loan Agreement as Exhibit "C".

     WHEREAS, in order to provide for and assure the payment of any claim that Secured Party may have against Debtor for any principal, interest or other amounts which may be due and owing to Secured Party under the aforesaid New Loan Agreement and New Promissory Note as well as under any Aircraft Promissory Note, Aircraft Lease Agreement, or Negotiable Promissory Note in the original amount of $5,000,000.00 ("$5M Note") between Debtor and Secured Party (whether currently existing or hereafter executed) in the event a breach default or "Event of Default" should occur thereunder Secured Party and Debtor have agreed to enter into this Pledge Agreement.

     NOW, THEREFORE, for and in consideration of the mutual promises, covenants and agreements set forth herein, and in consideration of the terms and conditions set forth in the New Loan Agreement and New Promissory Note Secured Party and Debtor hereby agree as follows:

          1. PLEDGE AND ASSIGNMENT: To secure payment of Debtor's obligations under the New Loan Agreement (including the Security Agreement, Initial Loans, and Airplane Leases referenced therein), the New Promissory Note and other financial obligations of Debtor to Secured Party (whether currently existing or hereafter executed), as well as any renewals, extensions or changes in the form of said obligations or indebtedness, Debtor hereby transfers, pledges and assigns to Secured Party all of Debtor's right, title and interest in and to the entire Passenger Revenue, Air Freight, non-transportation, IATA, UATP and net settlement amounts which are or shall be received for the account of and are or shall become payable to Debtor from Airlines Clearing House, Inc., and by Chase Manhattan Bank, N.A. as agent for Airlines Clearing House, Inc. including but not limited to all funds from such source credited from time to time to the account of Debtor maintained with The Chase

Manhattan Bank, N.A., being Account No. 910-2-480119 or such account or accounts as Debtor may maintain with The Chase Manhattan Bank, N.A. for the purposes set forth herein. The above-described funds and amounts are hereinafter collectively referred to as the "Clearing House Funds". This transfer, pledge and assignment is subject to the conditions set forth below.

     2. AGREEMENT ON ASSIGNMENT: In order to give effect to Debtor's transfer, pledge and assignment of the Clearing House Funds to Secured Party, Debtor shall obtain written agreement of The Chase Manhattan Bank, N.A. and Airlines Clearing House, Inc., to have all the Clearing House Funds wired directly to Secured Party until written authorization is given by Secured Party to stop such wiring of Clearing House Funds. The form and content of the foregoing written agreement shall be in form and content acceptable to Secured Party in its sole discretion. Secured Party agrees to provide written authorization to The Chase Manhattan Bank, N.A. to stop wiring of the Clearing House Funds to Secured Party, upon payment in full of the New Promissory Note obligations, provided Debtor is not otherwise in default under the New Loan Agreement as well as the Initial Loans, Airplane Leases, and Security Agreement referenced therein or any other obligation owed by Debtor to Secured Party. Secured Party agrees to immediately forward to Debtor all Clearing House Funds received in excess of the total obligation under the New Promissory Note, provided Debtor is not otherwise in default under any obligation or agreement with Secured Party.

     3. DEBTOR'S DEFAULT: The parties agree that the occurrence of any of the following events shall constitute an "Event of Default" hereunder:

     (a) Debtor's failure to make any timely payment of either principal, interest, late payment charges or any other amount required to be paid under the New Promissory Note, or Debtor's failure to pay any amount required under this Pledge Agreement or the New Loan Agreement, (including the Security Agreement, Initial Loans, and Airplane Leases referenced and stated therein);

     (b) Debtor's failure to perform any promise, agreement, obligation, warranty or covenant made by it herein, in the New Promissory Note, or under the New Loan Agreement (including but not limited to the Security Agreement, Initial Loans and Airplane Leases as referenced therein), if such default is not cured by Debtor within five (5) days of receipt of Secured Party's notice specifying such default;

     (c) any material misrepresentation made by Debtor to Secured Party in connection with the New Promissory Note, the New Loan Agreement or this Pledge Agreement;

     (d) entry of a money judgment against Debtor, if such judgment is nonappealable and remains undischarged or unstayed for a period in excess of sixty (60) days;

     (e) dissolution, termination of existence, insolvency, business failure, inability to pay debts that arise after the date of this Pledge Agreement, assignment for the benefit of creditors, or the commencement, with respect to Debtor, of any proceedings (either voluntary or involuntary) under any bankruptcy or insolvency laws;

     (f) appointment of a receiver of any material part or all of Debtor's assets or the commencement of any involuntary proceedings against Debtor under any bankruptcy or insolvency laws, if such appointment or proceeding continues for a period of more than sixty (60) days;

     (g) Debtor entering into any transaction, without the prior written consent of Secured Party, which consent will not be unreasonably withheld, whereby all or substantially all of Debtor's undertakings, property and assets would become the property of any other company, whether by way of reconstruction, reorganization, consolidation, amalgamation, merger, transfer, sale or otherwise;

     (h) default in the payment by Debtor of any indebtedness for borrowed money owed to any creditor other than Secured Party resulting in the acceleration of a material amount of indebtedness greater than U.S. $5,000,000.00 that would reasonably justify Secured Party in deeming itself insecure; or

     (i) Debtor (or its Permitted Lessee) ceasing to be licensed pursuant to U.S. or other applicable law to operate a commercial air service.

     4. TERM OF PLEDGE: This Pledge Agreement shall continue in force and effect for as long as Debtor owes any sum of money to Secured Party under the New Loan Agreement, or New Promissory Note and provided Debtor is not otherwise in default under the New Promissory Note, the New Loan Agreement (including the Initial Loans, Airplane Leases and Security Agreement as referenced therein) or other obligation from Debtor to Secured Party. Debtor agrees that Secured Party shall be entitled to receive all Clearing House Funds as described hereinabove until such time as Secured Party is obligated to stop collection of the Clearing House Funds

     5. RECEIPT OF CLEARING HOUSE FUNDS: The parties agree that immediately upon execution of this Pledge Agreement, Secured Party shall be entitled to receive the aforesaid

Clearing House Funds directly from The Chase Manhattan Bank N.A. as agent for Airlines Clearing House, Inc. and Airlines Clearing House, Inc. if applicable.

     6. DEBTOR'S SUBORDINATION: In order to facilitate this Pledge Agreement and give full effect hereto, Debtor hereby subordinates all right, title and interest which it has or may have in the Clearing House Funds to the full satisfaction of the claims or Secured Party as provided above. In addition, Debtor warrants that it will not give or grant to any third party any right to said Clearing House Funds which is superior to that given to Secured Party hereunder.

     7. ADDITIONAL DOCUMENTS: Debtor shall execute such additional documents as may be required by Secured Party in order to give full effect to the intent and purpose of this Pledge Agreement.

     8. MISCELLANEOUS: THIS PLEDGE AGREEMENT WAS MADE AND ENTERED INTO IN THE STATE OF KANSAS AND THE LAW GOVERNING THIS TRANSACTION SHALL BE THAT OF THE STATE OF KANSAS AS IT MAY FROM TIME TO TIME EXIST. THE PARTIES AGREE THAT ANY LEGAL PROCEEDING BASED UPON THE PROVISIONS OF THIS PLEDGE AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN EITHER THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF KANSAS AT WICHITA, KANSAS, OR IN THE EIGHTEENTH JUDICIAL DISTRICT COURT OF SEDGWICK COUNTY, KANSAS. THE PARTIES CONSENT AND AGREE TO BE SUBJECT TO THE JURISDICTION OF THE AFORESAID COURTS IN ANY SUCH PROCEEDINGS.

     9. NOTICES: Any notice pertaining to this Pledge Agreement shall be deemed sufficiently given if personally delivered or sent by registered or certified mail, return receipt requested to the party to whom said notice is to be given, sent via telecopy with oral confirmation from a person at the receiving office that the transmission has been received, or sent overnight air carrier. Notices sent by registered or certified mail shall be deemed given on the third day after the date of postmark. Notices hand delivered shall be deemed given on the date delivered. Notices forwarded by telecopy shall be deemed given upon the foregoing oral confirmation that the transmission has been received. Notices sent overnight air carrier shall be deemed delivered the day after being forwarded. Until changed by written notice given by either party, the addresses of the parties shall be as follows:

     Debtor:        Great Lakes Aviation, Ltd.
                    Attn: Chairman
                    1965 330th Street
                    Spencer, IA 51301
                    Telephone: (712) 262-1000
                    Telecopy: (712) 262-1001

     Secured Party:  Raytheon Aircraft Credit Corporation
                     Attn: President
                     10511 East Central
                     Wichita, Kansas 67206
                     Telephone: (316) 676-8471
                     Telecopy: (316) 676-6975

The designated addresses of both parties must be located within the United States of America allow for overnight air carrier delivery and be served by telecopy transmission service twenty-four (24) hours daily.

     In witness of the mutual promises, covenants and agreements set forth herein, the parties have caused their duly authorized officers to execute this Pledge Agreement at Wichita, Kansas on the day and year first above written.

GREAT LAKES AVIATION, LTD.                  RAYTHEON AIRCRAFT CREDIT
                                            CORPORATION


By: /s/ Douglas G. Voss                     By: /s/ Daniel K. Smartt
    --------------------                        ---------------------
      Douglas G. Voss                              Daniel K. Smartt
         Chairman                                      President

        "Debtor"                                   "Secured Party"


STATE OF _________________    )
                              )  ss:
COUNTY OF ________________    )


     This instrument was acknowledged before me on the day of July, 1997, by Douglas G. Voss, who is the Chairman and Chief Executive
Officer of Great Lakes Aviation, Ltd. on behalf of the corporation.


                                        ___________________________
                                        Notary Public

My Commission Expires: